EXHIBIT 11


                      TEXACO INC. AND SUBSIDIARY COMPANIES
              COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK(a)
         FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
         ---------------------------------------------------------------
                 (Millions of dollars, except per share amounts)

                                                                                             (Unaudited)
                                                                         For the nine months          For the three months
Primary Net Income Per Common Share                                      ended September 30,           ended September 30,
-----------------------------------                                      -------------------           -------------------
                                                                         1997          1996           1997          1996

     Net income                                                        $ 2,041        $ 1,509       $   490        $   434
         Less: Preferred stock dividend requirements                       (42)           (43)          (14)           (14)
                                                                       -------        -------       -------        -------

     Primary net income available for common stock                     $ 1,999        $ 1,466       $   476        $   420
                                                                       =======        =======       =======        =======

     Average number of primary common shares
         outstanding for computation of earnings
         per share (thousands)                                         520,356        521,451       520,745        521,515
                                                                       =======        =======       =======        =======

     Primary net income per common share                               $  3.84        $  2.81       $   .91        $   .80
                                                                       =======        =======       =======        =======


Fully Diluted Net Income Per Common Share

     Net income                                                        $ 2,041        $ 1,509       $   490        $   434

     Less:   Preferred stock dividend requirements of
             non-dilutive and anti-dilutive issues and
             adjustments to net income associated with
             dilutive securities                                           (16)           (18)           (6)            (6)
                                                                       -------        -------       -------        -------

     Fully diluted net income                                          $ 2,025        $ 1,491       $   484        $   428
                                                                       =======        =======       =======        =======

     Average number of primary common shares
         outstanding for computation of earnings
         per share (thousands)                                         520,356        521,451       520,745        521,515

     Additional  shares   outstanding   assuming  full  conversion
          of  dilutiveconvertible securities into common stock
          (thousands):
              Convertible debentures                                       287            292           287            290
              Convertible Preferred Stock
                  Series B ESOP                                         18,228         18,893        18,000         18,695
                  Series F ESOP                                          1,135          1,178         1,126          1,159
              Other                                                        294            125           229            237
                                                                       -------        -------       -------        -------

     Average number of fully diluted common
         shares outstanding for computation of earnings
         per share (thousands)                                         540,300        541,939       540,387        541,896
                                                                       =======        =======       =======        =======

     Fully diluted net income per common share                         $  3.75        $  2.75       $   .90        $   .79
                                                                       =======        =======       =======        =======



(a) Reflects two-for-one stock split, effective September 29, 1997.